Exhibit 99.1

RUBICON TECHNOLOGY, INC. PROVIDES BUSINESS UPDATE

•	Assists major SoS customer’s unique situation by shifting deliveries to 2009

•	Impact of economic downturn reduces demand for 2”LED material

•	Earnings guidance revised

Franklin Park, Ill. – September 15, 2008 — Rubicon Technology (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported that a contract modification for a major silicon on sapphire (SoS) customer and the current slowdown in global market demand for 2” diameter LED wafers are expected to affect short term financial results.

Raja Parvez, CEO of Rubicon Technologies, said, “As we discussed in our last quarterly conference call, we have been working with Peregrine Semiconductor, one of our major customers, to better understand their unique situation involving a buildup of their sapphire inventories. To assist them through this situation, we have agreed to shift the delivery of $4.3 million of product currently scheduled for 2008 into the first half of 2009. This action will allow us, under the circumstances, to better manage production schedules over the next several quarters to avoid down time, while also assisting our customer. The outlook for the SoS market remains strong with a growth rate that is expected to be about 50 percent per year for the next several years. We continue to be Peregrine’s primary supplier and we are confident that, while we may be impacted in the short term, we will capitalize on our relationship to capture future sales.”

Mr. Parvez added, “The slowdown in the handheld device and small display markets that use our small diameter LED wafers has affected customer orders throughout Asia. As a consequence, and as an accommodation to our customers, we have agreed to move some of the contracted volumes for the remainder of 2008 into the first half of 2009, which is when our customers believe the market will begin to strengthen. Our LED revenue from larger diameter material continues to be strong.”

Exhibit 99.1

“Nevertheless, in combination, we are shifting nearly $7 million of product deliveries from this year into early next year which will reduce our financial results and our guidance on both revenue and earnings for the third and fourth quarters of 2008,” noted Mr. Parvez.

	Previous Guidance		Revised Guidance
	3rd Quarter	Full Year	3rd Quarter	4th Quarter	Full Year
Revenue (in millions)	$12.5	$47.0 - $49.0	$11.5 - $12.0	$8.0 - $8.5	$41.5 - $42.5
EPS	$.11	$.43 - $.45	$.05 - $.07	$.01 - $.03	$.26 - $.30

Commenting on the outlook for the remaining quarters and full year, Bill Weissman, Rubicon’s Chief Financial Officer, explained, “While we believe our gross margin will be in the 35% to 37% range in the third quarter, it will likely drop in the fourth quarter to the mid- 20% range given the larger deferral of orders for that period. During this period we will retool some of our manufacturing operations by retiring old equipment and installing newer, more efficient equipment this year and early next year in order to reduce costs and increase throughput. Our revised guidance includes an anticipated write off of remaining book value of those assets to be retired of between $1.0 and $1.2 million in the third quarter. In addition, we recently met the major deliverables on our agreement to develop a new 8-inch SoS product and will benefit from milestone payments this year.”

Long term Outlook Remains Strong

Mr. Parvez concluded, “Our products serve the exciting LED, SoS RFIC and Optical markets - all of which offer strong long-term growth potential. There is no viable substitute for sapphire in these applications and Rubicon continues to have the industry leading technology. LED chip manufacturers working on large diameter processing seem to be moving faster than we had anticipated. We continue to expect to benefit from future opportunities as one of the leaders in production of larger diameter substrates. Longer term, we will maximize shareholder value by continuing to invest in our facilities and technologies, ensuring our position in the marketplace as a provider of outstanding quality product and as an enduring partner with our customers.”

Exhibit 99.1

Conference Call Details

Rubicon will host a conference call at 8:30 a.m. Eastern time on September 16, 2008. To participate in the conference call, domestic callers can dial (866) 770-7051 and international callers can dial (617) 213-8064 and enter the Conference ID number: #15311978. The conference call will also be available to the public through a live audio web broadcast via the Internet. Log on to Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. September 23, 2008, and can be accessed by dialing (888) 286-8010 or (617) 801-6888 (international). Callers should reference conference 59004894. The webcast will be archived on the Company’s website.

About Rubicon

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications. Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the second quarter of 2008, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual

Exhibit 99.1

results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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